Exhibit 99.1

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AMERICAN BANK HOLDINGS, INC.

RIGHTS OFFERING ORDER FORM

        THIS RIGHTS OFFERING ORDER FORM IS ONLY FOR USE BY HOLDERS OF RECORD OF AMERICAN BANK HOLDINGS, INC. COMMON STOCK AT THE CLOSE OF BUSINESS ON DECEMBER 15, 2003.

        THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING (THE "RIGHTS OFFERING") ARE SET FORTH IN THE PROSPECTUS RELATING TO THE OFFERING (THE "OFFERING") OF 1,000,000 SHARES OF COMMON STOCK, PAR VALUE $.001 PER SHARE (THE "SHARES"), OF AMERICAN BANK HOLDINGS, INC. (THE "COMPANY"), DATED [    •    ], 2004 (THE "PROSPECTUS"), AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON TELEPHONIC REQUEST FROM THE COMPANY (AS DISCUSSED BELOW). CAPITALIZED TERMS USED HEREIN, AND NOT OTHERWISE DEFINED, SHALL HAVE THEIR DEFINED MEANINGS AS SET FORTH IN THE PROSPECTUS. ALL RECORD DATE HOLDERS ARE URGED TO READ THE PROSPECTUS CAREFULLY.

        THIS RIGHTS OFFERING ORDER FORM MUST BE RECEIVED BY AMERICAN STOCK TRANSFER & TRUST COMPANY, AS "SUBSCRIPTION AGENT," AT THE ADDRESS SPECIFIED BELOW, WITH PAYMENT IN FULL ON OR BEFORE 5:00 P.M., EASTERN TIME, ON [    •    ], 2004, (THE "EXPIRATION DATE"). THE COMPANY WILL NOT BE OBLIGATED TO HONOR ANY PURPORTED EXERCISE OF RIGHTS RECEIVED BY THE SUBSCRIPTION AGENT AFTER THE EXPIRATION DATE, REGARDLESS OF WHEN THE DOCUMENTS RELATING TO THAT EXERCISE WERE SENT. AFTER THE EXPIRATION DATE, THE RIGHTS WILL NO LONGER BE EXERCISABLE.

SUBSCRIPTIONS FOR SHARES WHICH ARE RECEIVED BY THE ESCROW
AGENT FROM RECORD DATE HOLDERS MAY NOT BE REVOKED.

        The registered Record Date Holder name above is entitled to subscribe for the number of Shares stated above upon the terms and subject to the conditions set forth in the Prospectus and the instructions relating hereto.

        THE METHOD OF DELIVERY OF RIGHTS OFFERING ORDER FORMS AND PAYMENT OF THE SUBSCRIPTION PRICE TO THE SUBSCRIPTION AGENT WILL BE AT THE ELECTION AND RISK OF RECORD DATE HOLDERS. IF RIGHTS OFFERING ORDER FORMS AND PAYMENTS ARE SENT BY U.S. MAIL, RECORD DATE HOLDERS ARE URGED TO SEND SUCH MATERIALS BY CERTIFIED MAIL AND ARE URGED TO ALLOW A SUFFICIENT NUMBER OF DAYS TO ENSURE DELIVERY TO THE SUBSCRIPTION AGENT AND CLEARANCE OF PAYMENT PRIOR TO THE EXPIRATION DATE.

        The Company reserves the right to reject subscriptions received in the Offering in whole or in part at the sole discretion of the Board of Directors of the Company or at the request or direction of regulatory authorities.

        Certificates or order confirmations representing Common Stock purchased will be delivered to Record Date Holders as soon as practicable after the Expiration Date.

        Purchases of shares of Common Stock of the Company, including purchases pursuant to the Rights Offering, are subject to certain limitations. See the Prospectus under "The Offering—Regulatory Limitations" and "Nonqualified States or Foreign Countries."

        Subscriptions to purchase Shares in the Rights Offering may be made by properly completing and executing this original Rights Offering Order Form and by delivering it to the Subscription Agent with payment in full on or before the Expiration Date. Any questions or requests for assistance concerning the method of exercising Rights, submission of Rights Offering Order Forms or requests for additional copies of the Prospectus should be directed to John M. Wright, Chief Financial Officer of the Company, at (301) 572-3740.

        There will be no sales of Common Stock at the Company's office. All order forms and payments must be sent to the Subscription Agent at the address and in the manner described in this Rights Offering Order Form. No order forms or payments will be accepted at the Company.

IMPORTANT:    Complete the appropriate sections of this Rights Offering Order Form and, if applicable, delivery instructions, and SIGN AND DATE.

SUBSCRIPTION PRICE: $7.50 PER SHARE

        The instructions accompanying this Rights Offering Order Form should be read carefully and followed in detail. RIGHTS OFFERING ORDER FORMS SHOULD BE SENT WITH PAYMENT TO THE SUBSCRIPTION AGENT. DO NOT SEND RIGHTS OFFERING ORDER FORMS TO THE COMPANY.

        Record Date Holders should use this original Rights Offering Order Form. THE COMPANY RESERVES THE RIGHT TO REJECT PHOTOCOPIES OR FACSIMILES OF THE RIGHTS OFFERING ORDER FORM.

2

PART 1—EXERCISES AND SUBSCRIPTION FOR SHARES.

        The undersigned hereby irrevocably exercises one or more whole Rights to subscribe for Shares, as indicated below, on the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged. No fractional shares of Common Stock will be sold.

(a)	Number of Shares subscribed for pursuant to Rights Offering Privilege:

(b)	Aggregate Subscription Price (number of Shares on line (c) multiplied by the Subscription Price of $7.50):[1]	$

If a Record Date Holder does not indicate the number of Rights being exercised, or does not forward full payment of the aggregate Subscription Price, then the Record Date Holder will be deemed to have subscribed for shares with respect to the maximum number of Rights exercisable by the Record Date Holder for the aggregate payment delivered by the Record Date Holder (subject to the conditions of the Offering). Any amount remaining after application of the foregoing procedures will be returned to the Record Date Holder promptly by mail without interest or deduction.

PART 2—METHOD OF PAYMENT.

        Payment may be made to the Subscription Agent only by check or cashier's check drawn upon a U.S. bank, or postal, telegraphic or express money order, in each case, payable to "[    •    ]." The Subscription Price will be deemed to have been received by the Subscription Agent only upon (i) clearance of any uncertified check, or (ii) receipt by the Subscription Agent of any certified check or cashier's check drawn upon a U.S. bank or of any postal, telegraphic or express money order. Funds paid by uncertified personal check may take at least five business days to clear. Accordingly, Record Date Holders who wish to pay the Subscription Price by means of uncertified personal check are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment is received and clears by such time and are urged to consider, in the alternative, payment by means of certified or cashier's check or money order. All funds received in payment of the Subscription Price will be deposited with the Subscription Agent. The account in which such funds will be held may not be insured by the FDIC.

        THIS RIGHTS OFFERING ORDER FORM, TOGETHER WITH THE PAYMENT OF THE SUBSCRIPTION PRICE, MUST BE DELIVERED TO THE SUBSCRIPTION AGENT, EITHER BY REGULAR U.S. MAIL, OVERNIGHT COURIER OR HAND, TO THE FOLLOWING ADDRESS:

                    American Stock Transfer & Trust Company
                    59 Maiden Lane
                    New York, N.Y. 10038
                    Attention:

                    The Subscription Agent's telephone number is 800-937-5449

PART 3—SPECIAL DELIVERY INSTRUCTIONS.

        To be completed ONLY if certificate representing the Common Stock is to be sent to an address other than that of the registered holder.

Mail and deliver to:

Name:
(Please Print)

Address:

(Include Zip Code)

(Social Security or Tax Identification Number)

PART 4—SIGNATURE AND ACKNOWLEDGMENT.

IMPORTANT

        The undersigned hereby irrevocably subscribes for Shares in the Offering as indicated herein, on the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged.

        I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED, AND IS NOT GUARANTEED BY AMERICAN BANK HOLDINGS, INC. OR BY THE FEDERAL GOVERNMENT.

        The Prospectus that I received contains disclosure concerning the nature of the security being offered and describes the risks involved in the investment.

(Print Name)	(Print Name)

(Signature(s) of Subscriber(s))	(Signature(s) of Subscriber(s))
Dated:	, 2004

(If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information)

Name(s):
(Please Print)

Capacity (Full Title):

Address:

(Including Zip Code)
Social Security or Tax Identification Number:

INSTRUCTIONS AS TO USE OF
RIGHTS OFFERING ORDER FORMS

IF YOU HAVE ANY QUESTIONS AFTER READING THESE INSTRUCTIONS
OR IF YOU REQUIRE ASSISTANCE OR ADDITIONAL COPIES
OF THE PROSPECTUS, PLEASE CONTACT JOHN M. WRIGHT,
CHIEF FINANCIAL OFFICER OF THE COMPANY, AT (301) 572-3740.

        The following instructions relate to the Rights Offering (the "Rights Offering") by American Bank Holdings, Inc., a Delaware corporation (the "Company"), to the holders of its Common Stock, par value $.001 per share, as described in the Company's Prospectus dated [    •    ], 2003 (the "Prospectus"). The shares being offered in the Rights Offering (the "Shares") are being offered to holders of record ("Record Date Holders") of Common Stock of the Company at the close of business on December 14, 2003 (the "Record Date") in proportion to their respective ownership of Common Stock of the Company then outstanding. Each Record Date Holder has received one nontransferable right (the "Right" or "Rights") for each share of Common Stock of the Company held of record on the Record Date, and each Right entitles the holder thereof to subscribe for .5309 shares of Common Stock of the Company at a price of $7.50 per Share (the "Subscription Price"). The Company will not, however, sell fractional shares of Common Stock. The Rights are not transferable. The Subscription Price is payable as described below. See "The Offering" in the Prospectus.

        RIGHTS OFFERING ORDER FORMS MUST BE RECEIVED BY AMERICAN STOCK TRANSFER & TRUST COMPANY, AS "SUBSCRIPTION AGENT," AT THE ADDRESS SPECIFIED BELOW, WITH PAYMENT IN FULL ON OR BEFORE 5:00 P.M., EASTERN TIME, ON [    •    ], 2004, (THE "EXPIRATION DATE"). THE COMPANY WILL NOT BE OBLIGATED TO HONOR ANY PURPORTED EXERCISE OF RIGHTS RECEIVED BY THE SUBSCRIPTION AGENT AFTER THE EXPIRATION DATE, REGARDLESS OF WHEN THE DOCUMENTS RELATING TO THAT EXERCISE WERE SENT. AFTER THE EXPIRATION DATE, THE RIGHTS WILL NO LONGER BE EXERCISABLE.

        The number of Rights to which you are entitled is printed on this Rights Offering Order Form. You may exercise your Rights by properly completing and signing this original Rights Offering Order Form and by delivering it to the Subscription Agent with payment in full on or before the Expiration Date.

        The Company reserves the right to reject subscriptions received in the Offering in whole or in part at the sole discretion of the Board of Directors of the Company or at the request or direction of regulatory authorities.

1.     Subscription Privileges.

        To Exercise Rights.    To exercise your Rights, properly complete and sign this original Rights Offering Order Form and send it to the Subscription Agent with payment in full of the Subscription Price for each Share subscribed for pursuant to the Rights Offering. The Company reserves the right to reject photocopies or facsimiles of this Rights Offering Order Form.

        Payment.    Payment may be made to the Subscription Agent only by check or cashier's check drawn upon a U.S. bank, or postal, telegraphic or express money order, in each case, payable to "American Bank Holdings, Inc. Escrow Account." The Subscription Price will be deemed to have been received by the Subscription Agent only upon (i) clearance of any uncertified check, or (ii) receipt by the Subscription Agent of any certified check or cashier's check drawn upon a U.S. bank or of any postal, telegraphic or express money order. Funds paid by uncertified personal check may take at least five business days to clear. Accordingly, Record Date Holders who wish to pay the Subscription Price by means of uncertified personal check are urged to make payment sufficiently in advance of the

Expiration Date to ensure that such payment is received and clears by such time and are urged to consider, in the alternative, payment by means of certified or cashier's check or money order.

        All funds received in payment of the Subscription Price will be held by the Subscription Agent in an account maintained at the Subscription Agent. The account in which such funds will be held may not be insured by the FDIC.

        If a Record Date Holder does not indicate the number of Rights being exercised, or does not forward full payment of the aggregate Subscription Price, then the Record Date Holder will be deemed to have exercised the Rights with respect to the maximum number of Rights exercisable by the Record Date Holder that may be exercised or subscribed for the aggregate payment delivered by the Record Date Holder (subject to the conditions of the Offering). Any amount remaining after application of the foregoing procedures will be returned to the Record Date Holder promptly by mail without interest or deduction.

        Purchases of shares of Common Stock of the Company, including purchases pursuant to the Rights Offering, are subject to certain limitations. See the Prospectus under "The Offering—Regulatory Limitations" and "Nonqualified States or Foreign Countries."

2.     The Subscription Agent.

        The addresses and telephone number of the Subscription Agent are as follows:

  American Stock Transfer & Trust Company
  59 Maiden Lane
  New York, N.Y. 10038
  Attention: [    ]

  The Subscription Agent's telephone number is 800-937-5449

3.     Issuance and Delivery of Stock Certificate(s), Etc.

        Certificates or order confirmations representing Shares purchased will be delivered to Record Date Holders as soon as practicable after the Expiration Date.

4.     Signatures.

        Execution by Record Date Holder.    The signature on the Rights Offering Order Form must correspond with the name of the Record Date Holder exactly as it appears on the face of the Rights Offering Order Form without any alteration or change whatsoever.

        Execution by Person Other than Record Date Holder.    Persons who sign the Rights Offering Order Form in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Company, in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act. Any other persons who sign the Rights Offering Order Form must present to the Company satisfactory evidence of their authority to execute the Rights Offering Order Form unless, for good cause, the Company dispenses with proof of authority.

5.     Method of Delivery.

        The method of delivery of Rights Offering Order Forms and payment of the Subscription Price to the Subscription Agent will be at the election and risk of Record Date Holders. If Rights Offering Order Forms and payments are sent by mail, Record Date Holders are urged to send such materials by certified mail and are urged to allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance of payment prior to the Expiration Date.

6.     Irregularities.

        All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights will be determined by the Company, whose determinations will be final and binding. The Company, in its sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject the purported exercise of any Right. Rights Offering Order Forms will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Company determines, in its sole discretion. Neither the Company nor the Subscription Agent will be under any duty to give notification of any defect or irregularity in connection with the submission of Rights Offering Order Forms or incur any liability for failure to give such notification. The Company reserves the right to reject subscriptions received in the Offering in whole or in part at the sole discretion of the Board of Directors of the Company or at the request or discretion of regulatory authorities. See the Prospectus under "The Offering—Regulatory Limitations."